UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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TCG BDC II, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TCG BDC II, Inc.
For Immediate Release
October 13, 2021
TCG BDC II, Inc. Announces Plan to Convert to a Perpetual, Non-Traded BDC Pending Stockholder Approval
Proposed Reduction to Incentive Fee and Hurdle Rate; Change in Basis for Management Fee Calculation
New York – TCG BDC II, Inc. (“TCG BDC II”) today announced its plan to seek stockholder approval to convert from a private, finite life business development company (“BDC”) to a private, perpetual BDC with an ongoing quarterly liquidity program and a new continuous private offering for shares of its common stock. In connection with the proposed conversion, TCG BDC II is also proposing to amend its investment advisory agreement with Carlyle Global Credit Investment Management L.L.C.
“We believe converting to a private, perpetual life BDC at this time will provide our stockholders with several attractive benefits, including the ability to remain invested in a high-quality portfolio, a lower fee rate, and access to regular liquidity,” said Linda Pace, Chairwoman and Chief Executive Officer of TCG BDC II. “We believe this transaction will deliver significant value for all of our stockholders. Many of our stockholders have expressed a desire to remain invested with us, which this transaction will accomplish. Meanwhile, for investors who might wish to seek liquidity, we believe this is an efficient path forward,” noted Ms. Pace.
Thomas Hennigan, Chief Financial Officer of TCG BDC II, said, “Our investment strategy and leverage profile will remain the same. We want to continue to deliver strong results for all our stockholders, and we believe a perpetual life vehicle, combined with the lower fee rate and enhanced liquidity features, provides an outstanding outcome and flexibility for all.”
Key Highlights of the Proposals:
•Indefinitely extends TCG BDC II’s existing investment period and term to a perpetual structure.
•TCG BDC II expects its Board of Directors to adopt an ongoing, regular quarterly liquidity program for stockholders, beginning in the second calendar quarter of 2022.
•TCG BDC II expects that its stockholders will have access to additional liquidity through a special, one-time tender offer in the first quarter of 2022 for up to $100 million of the outstanding shares at a price per share equal to the net asset value per share.
•In the second quarter of 2022, TCG BDC II intends to begin accepting new subscriptions for shares of its common stock to be issued in a continuous private offering to new and existing stockholders.
•TCG BDC II’s investment advisory agreement would be amended to:
◦Reduce the net investment income-based incentive fee rate to 12.5% from 15.0% and the hurdle rate to an annualized 5.0% from an annualized 7.0%;
◦Reduce the capital gains incentive fee rate to 12.5% from 15.0%; and

◦Maintain the current annual base management fee of 1.00% and amend the basis for the calculation of the base management fee from invested capital to adjusted net asset value.
•TCG BDC II’s investment strategy will remain the same and it will remain a private, non-traded BDC.
TCG BDC II will hold a virtual special meeting of stockholders (the “Special Meeting”) to vote on the approval of the proposed conversion to a perpetual BDC and the proposed changes to TCG BDC II’s investment advisory agreement. TCG BDC II will file with the Securities and Exchange Commission (the “SEC”) and mail to stockholders a definitive proxy statement on Schedule 14A relating to the Special Meeting, which will include details of the proposals to be considered at the Special Meeting and the Board of Directors’ recommendation.
The proposed conversion and the changes to the investment advisory agreement were approved by the TCG BDC II’s Board of Directors, including its five independent directors, and the Board, including each of its independent directors, unanimously recommends that stockholders vote “FOR” each of the proposals to be considered at the Special Meeting, as detailed in TCG BDC II’s preliminary proxy statement on Schedule 14A filed with the SEC on October 13, 2021, and as will be detailed in the definitive proxy statement once available.
About TCG BDC II, Inc.
TCG BDC II is an externally managed specialty finance company focused on lending to middle-market companies. TCG BDC II is managed by Carlyle Global Credit Investment Management L.L.C., an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group Inc. Since its inception in November 2017 through to June 30, 2021, TCG BDC II has invested approximately $2.4 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. TCG BDC II’s investment objective is to generate current income and capital appreciation primarily through debt investments in U.S. middle market companies. TCG BDC II, Inc. has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Contacts:

Investors:	Media:
L. Allison Rudary	Brittany Berliner
+1-212-813-4756	+1-212-813-4839
allison.rudary@carlyle.com	brittany.berliner@carlyle.com

Forward-Looking Statements

This communication contains forward-looking statements that involve substantial risks and uncertainties, including statements regarding the completion of certain proposed transactions by TCG BDC II, statements regarding the anticipated filings and approvals relating to the Special Meeting, and statements regarding the completion of certain other transactions. The use of words such as “anticipates,” “believes,” “intends,” “plans,” “expects,” “projects,” “estimates,” “will,” “should,” “may” and similar expressions identify any such forward-looking statements. These forward-looking statements are not guarantees of future performance or events and are subject to various risks and uncertainties. Certain factors could cause actual results, conditions and events to differ materially from those projected or anticipated, including the uncertainties associated with (i) the timing or likelihood of the completion of the proposed transactions, (ii) the timing or likelihood of the commencement and/or completion of any tender offer, (iii) the percentage of TCG BDC II stockholders voting in favor of the stockholder proposals to be considered at the Special Meeting (the “Proposals”), (iv) the possibility that TCG BDC II may fail to obtain the requisite stockholder approval for one or more of the Proposals, (v) regulatory factors, (vi) and other factors enumerated in TCG BDC II’s filings with the SEC. You should not place undue reliance on such forward-looking statements, which speak only as of the date of this communication. Neither TCG BDC II nor any of its affiliates undertake any obligation to update any forward-looking statements made herein, unless required by law. You should, therefore, not rely on these forward-looking statements as representing the views of TCG BDC II or any of its affiliates as of any date subsequent to the date of this communication. You should read this communication and the documents referenced in this communication completely and with the understanding that actual future events and results may be materially different from expectations. All forward-looking statements included in this communication are qualified by these cautionary statements.

Additional Information and Where to Find It
In connection with the proposed transactions, including seeking to obtain TCG BDC II stockholder approval in connection with the Proposals, TCG BDC II plans to file a definitive proxy statement on Schedule 14A relating to the Special Meeting (the “Proxy Statement”) with the SEC and deliver it to TCG BDC II stockholders. The Proxy Statement will contain important information about TCG BDC II, any proposed transactions and related matters. This communication is not a substitute for the Proxy Statement or for any other document that TCG BDC II or another party may file with the SEC and send to TCG BDC II’s stockholders in connection with the proposed transactions. This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. STOCKHOLDERS OF TCG BDC II ARE URGED TO READ THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TCG BDC II, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the SEC’s website, http://www.sec.gov.
Participants in the Solicitation

TCG BDC II, its directors, certain of its executive officers and certain employees and officers of Carlyle Global Credit Investment Management L.L.C. and its affiliates may be deemed to be participants in the solicitation of proxies in connection with the Proposals and proposed transactions. Information about the directors and executive officers of TCG BDC II is set forth in its proxy statement for its 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 27, 2021. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the TCG BDC II stockholders in connection with the Proposals will be contained in the Proxy Statement when such document becomes available. This document may be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This communication is not, and under no circumstances is it to be construed as, a prospectus or an advertisement. Nothing in this communication shall constitute an offer to sell, or a solicitation of an offer to buy, any securities and this communication should not be interpreted or construed as such. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended, or an exemption therefrom.